EXHIBIT 10.1
                            STOCK PURCHASE AGREEMENT

Dated:            May 9, 2005.

Between:          Nova Communications Ltd.
                  1005 Terminal Way, Suite 110
                  Reno, NV 89502-2179                         "Nova"

And:              Arthur N. Robins
                  362 Gulf Breeze, Way, # 130
                  Gulf Breeze, FL 32561                       "Robins"

                                    RECITALS

         Whereas, Nova is the holder of 51% of the issued and outstanding common stock of AquaXtremes, Inc., a Nevada corporation ( "AquaXtremes") , and desires to acquire the remaining 49% of the issued and outstanding common stock;

         Whereas, Robins the CEO of Nova and is the holder of 49% of the issued and outstanding common stock of AquaXtremes and is willing to sell, transfer and assign said common stock to Nova and Nova is willing to acquire said common stock, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the conditions and covenants contained hereinafter, the parties agree as follows:

                                   AGREEMENTS

         1. SALE OF SHARES. Robins hereby sells, assigns and transfers to Nova all of his right, title and interest in and to Four Hundred Ninety (490) shares of the common stock of AquaXtremes ("Aqua Shares"), which represents 49% of the currently issued and outstanding common stock of AquaXtremes.

         2. PURCHASE PRICE FOR SHARES. In consideration of the sale, transfer and assignment of the Aqua Shares to Nova, Nova shall:

                  (a) issue to Robins 100,000 shares of Series "B" Preferred Stock of Nova ("Nova Shares"), which Nova Shares shall have the rights, preferences and limitations set forth in the Certificate of Designation attached hereto as Exhibit "A" and incorporated by this reference;

                  (b) deliver to Robins a Subordinated Convertible Non-Negotiable Promissory Note ("Note") in the principal amount of $100,000, which Note shall be in the form attached hereto as Exhibit "B" and incorporated by this reference.
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         3. INVESTMENT. Robins (i) understands that the Nova Shares have not been, and will not be, registered under the Securities Act of 1933, or any applicable state securities laws, and are being issued in reliance upon federal and state securities law exemptions for transactions not involving a public offering, and (ii) is acquiring the Nova Shares solely for his own account for investment purposes and not with a view to distribution thereof. Robins acknowledges and agrees that the certificates evidencing the Nova Shares will include a legend reading substantially as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER."

         4. FILING OF REPORTS. Robins agrees to timely file all reports with the United States Securities and Exchange Commission ("SEC") concerning his ownership of the Nova Shares, as may be required under the Securities Exchange Act of 1934. In addition, Robins agrees to cooperate with Nova in the preparation and filing of all other reports required by the rules and regulations of the SEC, as a result of the transactions contemplated by this Agreement.

         5. TITLE TO AQUA SHARES. Robins represents and warrants that he has good and marketable title to the Aqua Shares; that he has full dispositive powers which respect the Aqua Shares; and that the Aqua Shares are free and clear of any liens and encumbrances. Robins agrees to execute and deliver to Nova any and all agreements, documents and instruments necessary to sell, transfer and assign the Aqua Shares to Nova.

         6. PAYMENTS ON TERMINATION OF ROBINS. In the event Robins is terminated by Nova at any time after the date of this Agreement, Nova shall pay to Robins an amount equal to ten (10) times Robin's base salary, bonuses and benefits as of the date of termination. Such sum shall be paid by Nova, at its option, in full on the date of termination or in two (2) equal annual installments, the first installment due on the date of termination and the second installment twelve (12) months thereafter.

         7. MISCELLANEOUS

                  7.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as may be expressly provided in this Agreement.



Stock Purchase Agreement - Page 2
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                  7.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

                  7.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.4 AMENDMENTS AND WAIVERS. This Agreement may be amended and the observance of any provision may be waived only with the written consent of the parties.

                  7.5 ENTIRE AGREEMENT. This Agreement and the other documents or instruments to be delivered by the parties constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior agreements with respect to the subject matter hereof.

                  7.6 LEGAL COUNSEL. This Agreement was prepared by legal counsel to the Nova. Robins has been advised to seek the advice and representation of his own legal counsel in connection with this Agreement and Robins has elected not to seek such advice and representation.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NOVA COMMUNICATIONS LTD.                                  ROBINS

By:/s/LESLIE I. HANDLER                                   /s/ARTHUR N. ROBINS
   --------------------                                   --------------------
   Leslie I. Handler, President                           Arthur N. Robins